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                                                                   EXHIBIT 99.10

                                 BROWN & WOOD
                            ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557

                          TELEPHONE:  (212) 839-5300
                          FACSIMILE:  (212) 839-5599



                                         December 18, 1995


Merrill Lynch Asset Builder Program, Inc.
800 Scudders Mill Road
Plainsboro, NJ  08536

Dear Sir or Madam:

  We have acted as counsel for Merrill Lynch Asset Builder Program, Inc. (formerly Merrill Lynch Retirement Asset Builder Program, Inc.), a corporation organized under the laws of the State of Maryland (the "Program"), in connection with the organization of the Program and its registration as an open-end investment company under the Investment Company Act of 1940. This opinion is being furnished in connection with the registration of an indefinite number of shares of common stock, designated Class A, Class B, Class C and Class D, par value $0.10 per share, of the Merrill Lynch Growth Opportunity Portfolio, a series of the Program (the "Shares") under the Securities Act of 1933, which registration is being effected pursuant to a registration statement on Form N-1A (File No. 33-53887), as amended (the "Registration Statement").

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  As counsel for the Program, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Program, as amended, the By-Laws of the Program, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

  Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of common stock of the Program.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                        Very truly yours,

                                                        /s/ Brown & Wood

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